CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the captions "Financial Highlights", "Independent Auditors" and "Financial Statements" and to the use of our report dated November 7, 2003 on The Gabelli U.S. Treasury Money Market Fund, which is incorporated by reference in this Registration Statement (Form N-1A No. 811-6687) of The Gabelli Money Market Funds.

                                ERNST & YOUNG LLP

New York, New York
January 28, 2004